Deal Name
**Please fill in over this generic data
	ARM	FRM	Total/Avg.
Percentage Bal.	79.30%	20.70%	100.00%
Deal Balance	$873,732,197.61	$228,089,252.27	$1,101,821,449.88
WAM	358	343	355
WALA	2	2	2
WAC	7.7	8.25	7.81
CLTV (incl silent 2nds)	87.90%	83.97%	87.09%
Loan Balance	$174,050.24	$91,860.35	$146,850.79
Non-Full Doc %	45.56%	31.67%	42.69%
DTI	41.52	40.17	41.24
IO %	36.35%	6.27%	30.12%
Second Lien %	0.00%	24.54%	5.08%
Silent Seconds %	42.72%	13.02%	36.57%
FICO
1st Quartile	567	593	578
2nd Quartile	603	627	611
3rd Quartile	637	660	646
4th Quartile	805	806	806
Property Type
Single Family %	74.28%	77.55%	74.96%
PUD %	12.27%	11.47%	12.10%
2-4 Unit %	7.61%	7.56%	7.60%
MH %	0.00%	0.00%	0.00%
Occupancy Type
Owner Occupied	95.41%	96.61%	95.66%
2nd Home	1.15%	0.52%	1.02%
Investor Prop.	3.44%	2.87%	3.33%
Loan Purpose
Purchase	44.42%	31.53%	41.75%
Cash-Out	53.84%	62.28%	55.59%
Rate-Reduction	1.74%	6.18%	2.66%

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.